EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ambassadors Group, Inc.

Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-083572, 333-159768, 333-189533 and 333-202129) of Ambassadors Group, Inc. of our report dated March 25, 2015, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/BDO USA, LLP

Spokane, Washington

March 25, 2015